Exhibit 2.2




                       AMENDMENT AGREEMENT

          AMENDMENT AGREEMENT (this "Agreement"), dated August 2, 1999 among Fort James Corporation, a Virginia corporation ("Fort James"), ACX Technologies, Inc., a Colorado corporation ("ACX") and Graphic Packaging Corporation ("GPC," and together with ACX, "Buyer"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Asset Purchase Agreement among Fort James, ACX and GPC, dated as of April 25, 1999 (the "Asset Purchase Agreement").

          WHEREAS, the parties hereto have entered into the Asset Purchase Agreement, pursuant to which Fort James has agreed to sell, or cause its Subsidiaries to sell, the Assets, and Buyer has agreed to purchase such Assets, for the consideration set forth in the Asset Purchase Agreement, and to assume the Assumed Liabilities, upon the terms and conditions set forth in the Asset Purchase Agreement;

          WHEREAS, Schedule 2.3(a)(v) to the Asset Purchase
Agreement was delivered concurrently with the Asset Purchase
Agreement on April 25, 1999 ("Execution Schedule 2.3(a)(v)");

          WHEREAS, the parties hereto have mutually agreed to revise Execution Schedule 2.3(a)(v) in various respects and have further agreed that such revised schedule, attached hereto as Exhibit A ("Closing Schedule 2.3(a)(v)"), shall replace and supersede in all respects Execution Schedule 2.3(a)(v);

          WHEREAS, Schedule 2.3(a)(vii) to the Asset Purchase
Agreement was delivered concurrently with the Asset Purchase
Agreement on April 25, 1999 ("Execution Schedule 2.3(a)(vii)");

          WHEREAS, the parties hereto have mutually agreed to revise Execution Schedule 2.3(a)(vii) in various respects and have further agreed that such revised schedule, attached hereto as Exhibit B ("Closing Schedule 2.3(a)(vii)"), shall replace and supersede in all respects Execution Schedule 2.3(a)(vii);

          WHEREAS, Schedule 2.3(b)(iv) to the Asset Purchase
Agreement was delivered concurrently with the Asset Purchase
Agreement on April 25, 1999 ("Execution Schedule 2.3(b)(iv)");

          WHEREAS, the parties hereto have mutually agreed to revise Execution Schedule 2.3(b)(iv) in various respects and have further agreed that such revised schedule, attached hereto as Exhibit C ("Closing Schedule 2.3(b)(iv)"), shall replace and supersede in all respects Execution Schedule 2.3(b)(iv);

          WHEREAS, Schedule 5.12 to the Asset Purchase Agreement was delivered concurrently with the Asset Purchase Agreement on April 25, 1999 ("Execution Schedule 5.12");

          WHEREAS, the parties hereto have mutually agreed to revise Execution Schedule 5.12 in various respects and have further agreed that such revised schedule, attached hereto as Exhibit D ("Closing Schedule 5.12"), shall replace and supersede in all respects Execution Schedule 5.12;

          WHEREAS, Schedule 7.14 to the Asset Purchase Agreement was delivered concurrently with the Asset Purchase Agreement on April 25, 1999 ("Execution Schedule 7.14");

          WHEREAS, the parties hereto have mutually agreed to revise Execution Schedule 7.14 in various respects and have further agreed that such revised schedule, attached hereto as Exhibit E ("Closing Schedule 7.14"), shall replace and supersede in all respects Execution Schedule 7.14;

          WHEREAS, Schedule 7.16 to the Asset Purchase Agreement was delivered concurrently with the Asset Purchase Agreement on April 25, 1999 ("Execution Schedule 7.16");

          WHEREAS, the parties hereto have mutually agreed to revise Execution Schedule 7.16 in various respects and have further agreed that such revised schedule, attached hereto as Exhibit F ("Closing Schedule 7.16"), shall replace and supersede in all respects Execution Schedule 7.16;

          WHEREAS, the parties hereto have mutually agreed to modify Section 2.1(d) of the Asset Purchase Agreement as set forth below;

          WHEREAS, the parties hereto have mutually agreed to modify Section 2.1(l) of the Asset Purchase Agreement as set forth below;

          WHEREAS, the parties hereto have mutually agreed to modify the Purchase Price provided for in Section 3.1 of the Asset Purchase Agreement as set forth below;

          WHEREAS, the parties hereto have mutually agreed to modify Sections 5.12(e) and 5.12(f) of the Asset Purchase
Agreement as set forth below; and

          WHEREAS, the parties hereto have mutually agreed to modify Section 7.5(b) of the Asset Purchase Agreement as set forth below.

          NOW, THEREFORE, in consideration of the foregoing and the premises, representations, warranties and agreements contained in the Asset Purchase Agreement, the parties hereto agree as follows:

          FIRST:    Closing Schedule 2.3(a)(v), attached hereto
as Exhibit A, shall replace and supersede in all respects Execution Schedule 2.3(a)(v). All references in the Asset Purchase Agreement to "Schedule 2.3(a)(v)" shall mean Closing
Schedule 2.3(a)(v).

          SECOND:   Closing Schedule 2.3(a)(vii), attached hereto
as Exhibit B, shall replace and supersede in all respects
Execution Schedule 2.3(a)(vii).  All references in the Asset
Purchase Agreement to "Schedule 2.3(a)(vii)" shall mean Closing
Schedule 2.3(a)(vii).

          THIRD:    Closing Schedule 2.3(b)(iv), attached hereto
as Exhibit C, shall replace and supersede in all respects
Execution Schedule 2.3(b)(iv).  All references in the Asset
Purchase Agreement to "Schedule 2.3(b)(iv)" shall mean Closing
Schedule 2.3(b)(iv).

          FOURTH:   Closing Schedule 5.12, attached hereto as
Exhibit D, shall replace and supersede in all respects Execution
Schedule 5.12.  All references in the Asset Purchase Agreement to
"Schedule 5.12" shall mean Closing Schedule 5.12.

          FIFTH:    Closing Schedule 7.14, attached hereto as
Exhibit E, shall replace and supersede in all respects Execution
Schedule 7.14.  All references in the Asset Purchase Agreement to
"Schedule 7.14" shall mean Closing Schedule 7.14.

          SIXTH:    Closing Schedule 7.16, attached hereto as
Exhibit F, shall replace and supersede in all respects Execution
Schedule 7.16.  All references in the Asset Purchase Agreement to
"Schedule 7.16" shall mean Closing Schedule 7.16.

          SEVENTH: Effective hereby, Section 2.1(d) is hereby deleted and replaced in its entirety by the following:

          "(d) except to the extent specified in Schedule 5.12, the Filed Business Intellectual Property listed in Schedule 5.12, any Non-Filed Business Intellectual Property, and licenses to Filed Business Intellectual Property and Non-Filed Business Intellectual Property listed in Schedule 5.12 (such Filed Business Intellectual Property, such Non-Filed Business Intellectual Property, and such licenses thereto, collectively, the "Business Intellectual Property");"

          EIGHTH:   Effective hereby, Section 2.1(l) is amended
by replacing the words "one-third" with the word "entire";

          NINTH:    Effective hereby, Section 3.1 is amended by
replacing "$830 million" with "$825,804,000."

          TENTH:    Effective hereby, Sections 5.12(e) and
5.12(f) are amended by replacing the word "Unfiled" (wherever it appears in such sections) with the word "Non-Filed";

          ELEVENTH: Effective hereby, Section 7.5(b) is amended by adding the following proviso at the end of the second sentence of Section 7.5(b):

          ", provided, however, that Fort James shall file any sales tax returns, subject to Buyer's reasonable review and comment"

          TWELFTH: This Agreement shall be construed and enforced in accordance with the laws of the state of Delaware without regard to its laws or regulations relating to choice of law.

          THIRTEENTH:   This Agreement may be executed in two or
more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

          IN WITNESS WHEREOF the parties hereto have caused this Amendment Agreement to be executed by their duly authorized officers.


                              FORT JAMES CORPORATION


                              By:/s/ Clifford A. Cutchins, IV
                              Name:  Clifford A. Cutchins, IV
                              Title: Senior Vice President,
                                       General Counsel



                              ACX TECHNOLOGIES, INC.


                              By:/s/ Jill B.W. Sisson
                              Name:  Jill B.W. Sisson
                              Title: Secretary



                              GRAPHIC PACKAGING CORPORATION


                              By:/s/ Jill B.W. Sisson
                              Name:  Jill B.W. Sisson
                              Title: Assistant Secretary